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                                                                      EXHIBIT K3

                            FEE AND SERVICE SCHEDULE
                           FOR STOCK TRANSFER SERVICES

                                     BETWEEN

                       NEW AMERICA HIGH INCOME FUND, INC.

                                       AND
                                 EQUISERVE, INC.

                                       AND
                          EQUISERVE TRUST COMPANY, N.A.

TERM

This Fee and Service Schedule is by and between, EquiServe, Inc. and EquiServe Trust Company, N.A. (collectively, the "Transfer Agent") and New America High Income Fund, Inc. hereinafter referred to as the ("the Customer"), whereby the Transfer Agent will perform the following services for the Common Stock of the Customer.

The term of this Fee and Service Schedule shall be for a period of THREE (3) YEARS, commencing from MAY 1, 2003 the effective date of this Fee and Service Schedule (the "Initial Term").

FEES AND SERVICES
TRANSFER AGENT AND REGISTRAR FEE
$   8.00     Per Shareholder Account, Per Annum*
$    .75     Per Dividend Reinvestment
$    .75     Per Cash Infusion
$ 150.00     ACH Monthly Processing Fee

             (*Minimum of $1,000.00 Monthly Fee)

             Includes the standard Transfer Agent and Registrar services as stated in the following sections:

         ADMINISTRATIVE SERVICES
         - Annual administrative services as Transfer Agent and Registrar for the Common Stock of the Customer
         -    Assignment of Account Manager
         - Remote inquiry access to the Customer records via PC or terminal with telecommunication software

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         ACCOUNT MAINTENANCE
         - Maintaining 1,000 record shareholder accounts per year, (ADDITIONAL SHAREHOLDER ACCOUNTS TO BE BILLED AT $6.00 EACH PER YEAR,) to include the following services:
                  -   Processing of new shareholder accounts
                  -   Posting and acknowledging address changes
                  -   Processing other routine file maintenance adjustments
                  - Posting all transactions, including debit and credit certificates to the stockholder file
                  - Researching and responding to all registered shareholder inquiries
                  -   Responding to requests for audit confirmations

         ROUTINE CERTIFICATE ISSUANCE
         - Issuance, cancellation and registration of up to 1,000 certificates per year (EXCESS TO BE BILLED AT $1.50 EACH) to include the following services:
                  -   Production and mailing of daily transfer reports
                  - Processing of all legal transfers including New York window and mail items
                  - Combining certificates into large and/or smaller denominations
                  -   Replacing lost certificates
                  - Placing, maintaining and removing stop-transfer notations

         SPECIAL CERTIFICATE ISSUANCE
         - The processing of up to 100 stock option issuances, per annum, additional to be billed at $15.00 per stock option issuance
         - The processing of up to 50 restricted transfers per annum, additional to be billed at $20.00 per restricted transfer

         ANNUAL MEETING SERVICES
         -    Preparing a full stockholder list as of the Annual Meeting
              Record Date
         -    Addressing proxy cards for all registered shareholders
         - Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders
         -    Receiving, opening and examining returned proxies
         -    Writing in connection with unsigned or improperly executed proxies
         -    Tabulating returned proxies
         -    Provide on-line access to proxy vote status
         - Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)
         - Preparing a final Annual Meeting List reflecting how each account has voted on each proposal

         MAILING, REPORTING AND MISCELLANEOUS SERVICES
         - Addressing and enclosing Quarterly Reports, three (3) per annum for registered shareholders
         - Providing six (6) standard reports per annum, at Customer's discretion

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         -    Coding "multiple" accounts at a single household to suppress duplicate mailings of reports

         DIVIDEND SERVICES

         As Dividend Disbursing Agent and Paying Agent, the Agent, will perform the dividend related services indicated below, pursuant to the following terms and conditions:

         - All funds must be received before or on mailing date by 11:00 A.M., EASTERN TIME via Federal Funds Wire, ACH or
                Demand Deposit Account debit
         - Preparing and mailing monthly dividends with an additional enclosure with each dividend check
         - Preparing a hard copy dividend list as of each dividend record date
         - Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder
         - Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state
         - Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens
         -      Replacing lost dividend checks
         -      Reconciling paid and outstanding checks
         - Coding "undeliverable" accounts to suppress mailing dividend checks to same
         -      Processing and recordkeeping of accumulated uncashed dividends
         -      Furnishing requested dividend information to stockholders
         - Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:
                - Withholding tax from shareholder accounts not in compliance with the provisions of the Act
                - Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service
                - Responding to shareholder inquiries regarding the Regulations
                - Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
                - Performing shareholder file adjustments to reflect certification of accounts

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         DIVIDEND REINVESTMENT SERVICES

         As Administrator of your original issue Dividend Reinvestment and Stock Purchase Plan ("DRP"), EquiServe Trust Company, N.A. will perform the following DRP related services:

         - Reinvesting monthly Dividends and Optional Cash Purchases quarterly
         - Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan participant accounts
         - Preparing and mailing a dividend reinvestment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant
         -      Processing automatic monthly investments via ACH
         - Preparing and mailing a cash investment detailed statement with an additional enclosure to each Dividend Reinvestment participant
         - Maintaining DRP accounts and establishing new participant accounts
         -      Processing termination and withdrawal requests
         - Supplying summary reports for each reinvestment/investment to the Customer
         -      Certificate depository
         - Handling stockholder and customer inquiries concerning the Plan
         - Preparing and mailing Form 1099 to participants, including DRP participants and related filings with the IRS

       ACH SERVICES
       -        Initial project management and solicitation
       -        Preparing and mailing Company Letter, Authorization Card and
                Return Envelope to all the Customer's shareholders
       -        Reviewing cards for accuracy and completeness and identifying cards with incomplete information
       -        Mailing cure letter to shareholders with incomplete cards
       -        Identifying cards received after the cut off date
       -        Coding accounts for ACH and performing pre-note test
       - Identify rejected ACH transmissions and mail dividend check and explanation letter to shareholder
       -        Responding to shareholder inquiries concerning the ACH Program
       -        Coding cards received after cut off date
       - Calculating on a monthly basis the share breakdown for ACH vs. other dividend payments and notifying the Customer of funding amount for ACH transmissions and other payable date funds
       - Crediting ACH designated bank accounts automatically on dividend payable date
       - Mailing confirmation statements of dividend deposit to ACH shareholders, with quarterly reports

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       -        Ongoing maintenance of ACH participation file, including
                coding new ACH accounts
       -        Processing termination requests


                                ITEMS NOT COVERED


ADDITIONAL SERVICES

Items not included in the fees and services set forth in this Fee and Service
Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.


BILLING DEFINITION OF NUMBER OF ACCOUNTS

For billing purposes, the number of accounts will be based on open and closed accounts on file at the beginning of each billing period, plus any new accounts added during that period.

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                                   ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

EQUISERVE, INC.                            THE NEW AMERICA HIGH INCOME
EQUISERVE  TRUST COMPANY, N. A.            FUND, INC.

ON BEHALF OF BOTH ENTITIES:

By:    /S/ DENNIS V. MOCCIA              By:    /S/ ELLEN E. TERRY
       -------------------------                -------------------------

Name:  DENNIS V. MOCCIA                  Name:  ELLEN E. TERRY
       -------------------------                -------------------------

Title: MANAGING DIRECTOR                 Title: VICE PRESIDENT
       -------------------------                -------------------------




THIS FEE AND SERVICE SCHEDULE SHALL SERVE AS AN ATTACHMENT TO THE TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT DATED FEBRUARY 11, 1988.

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                                    EXHIBIT A
                             OUT OF POCKET EXPENSES

Out of pocket expenses associated with, but not limited to, the following are NOT included in the fees quoted in this Fee and Service Schedule and are billable as incurred.

POSTAGE (Outgoing and Business Reply)

ENVELOPES

LABELS

FORMS AND STATIONERY AND PROXY CARDS

FULFILLMENT, I.E., TRANSFER PACKAGES, NEW ACCOUNT PACKAGES

PROXY PROOF SET-UP

RECORD RETENTION

INSURANCE PREMIUMS (Mailing certificates)

DELIVERY AND FREIGHT CHARGES (including overnight delivery; Airborne Express, FedEx, etc.)

TYPESETTING (proxy cards, due diligence mailings, etc.)

PRINTING (proxy cards, etc.)

DESTRUCTION OF EXCESS/OBSOLETE MATERIAL

DTC TRADE TRANSACTION EXPENSES (Treasury buybacks, etc.)

CUSTODY SETTLEMENT CHARGES

TELEPHONE USAGE AND LINE EXPENSES

LOST SHAREHOLDER PROGRAM DATABASE SEARCH


PLEASE NOTE:

Good funds to cover postage expenses in excess of $10,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $10,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of services are required to be performed after-business hours due to late delivery of material for mailings to shareholders by the Customer unless the mail date is rescheduled. Exhibit B provides the Specifications for packing and shipping materials to EquiServe.

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[EQUISERVE LOGO]

        SPECIFICATIONS FOR PACKING AND SHIPPING MATERIALS TO EQUISERVE
                             REVISED 12/17/2002

PLEASE FOLLOW THESE PACKING AND SHIPPING GUIDELINES TO HELP US HANDLE YOUR MATERIALS MOST EFFICIENTLY. FOR SPECIFICS CONCERNING YOUR COMPANY'S MAILING, PLEASE CONTACT YOUR CLIENT SERVICES TEAM.

-   DELIVERY TIMING:
    Please ship your materials to arrive according to the schedule listed below. Some larger mailings will require more time. If more time is needed, our client service team will work with you to schedule the appropriate amount of time for processing your mailing.

    1 - 10,000           Noon 2 business days prior to the mail date
    10,000 - 25,000      By 5 p.m. 3 business days prior to the mail date
    25,000 - 50,000      By 5 p.m. 4 business days prior to the mail date
    50,001 +             Acct. Manager will establish delivery schedule with
                         Client and Output Services

-   SHIPPING ADDRESSES:
    EQUISERVE: LETTER SIZE AND PROXY CARD MATERIAL (ROLL
    STOCK) - 118 Fernwood Avenue,
             Edison, NJ 08837- 3857
             Attn: Receiving Tel. 732 417-2684
         ALL OTHER PROXY MATERIAL - 200 McGaw Drive, Edison, NJ 08837- 3857
                                    Attn: Receiving Tel. 732 417-2684
    DST OUTPUT: Hartford Region, 125 Ellington Road, So. Windsor CT 06074-4112 GEORGESON SHAREHOLDER SERVICES: 111 Commerce Road, Carlstadt NJ 07072 STANDARD REGISTER: Standard Register Warehouse, 311 Prestige Park Road,
                        East Hartford, CT 06108
                        Parker Warehouse, 21 Parker Drive, Avon, MA 02322

-   RECEIVING HOURS:
    Monday through Friday, 8:00 a.m. to 4:00 p.m.
    WITH ADVANCE NOTICE, WE OFFER EXTENDED DOCK HOURS DURING PROXY SEASON. TO ARRANGE EXTENDED HOURS (AFTER 4:00 P.M. AND WEEKENDS) PLEASE CONTACT YOUR CLIENT SERVICES TEAM.

-   DOCUMENTATION:
    Every shipment, including courier deliveries, needs proper documentation. A delivery receipt AND a packing list. Both should include the following information:
         1.  NAME OF CLIENT
         2.  DESCRIPTION OF MATERIAL
         3.  SKU OR FORM NUMBER (SEE ATTACHED)
         4.  TOTAL NUMBER OF BOXES/PACKAGES DELIVERED
         5.  QUANTITY PER BOX/PACKAGE
         6.  TOTAL NUMBER OF PIECES DELIVERED/VOLUME
         7.  IDENTIFICATION OF PARTIAL SHIPMENT
         8.  PURCHASE ORDER NUMBER IF AVAILABLE
    EACH BOX MUST BE MARKED WITH THE CLIENT NAME, MATERIAL DESCRIPTION,
    SKU #, QUANTITY PER BOX, BOX # AND TOTAL # OF BOXES.

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    *YOU CAN PREPARE ONE DOCUMENT AND MAKE COPIES TO USE FOR BOTH PURPOSES.
    ATTACH THE PACKING LIST TO THE OUTSIDE OF ONE BOX IN AN ENVELOPE OR PLASTIC POUCH.

PACKING POINTERS:
    DO NOT SHRINK-WRAP MATERIALS INDIVIDUALLY OR IN BUNDLES. THIS INCLUDES ANNUAL REPORTS.
    Use only paper bands if sending banded material. Please do not use string, strapping or rubber bands. When bundling or grouping material, please make sure that ALL pieces in the bundle or group face in the same direction.
    Box or package each type of enclosure separately. DO NOT MIX
    ENCLOSURES IN CARTONS.
    Label cartons to show the type of material and number of pieces.
    Attach a sample of the material to the outside of each carton.
    Maximum weight per carton should not exceed 50 lbs.

-   QUARTERLY REPORTS, FOLDED PROXY STATEMENTS AND NEWSLETTERS:
    Folded material must be "C" fold or Barrel fold. Do not have any enclosure "Z" folded.
    Paper-band material in groups of 50 to 100.
    Use paper bands that are at least 2 1/2 to 3 inches wide.
    Place cardboard sheets between each layer.
    To eliminate the need for cardboard, you can crisscross the groups of reports or statements.

-   ANNUAL REPORTS AND FLAT PROXY STATEMENTS:
    Layer in groups of 50 Annual Reports.
    DO NOT SHRINK-WRAP INDIVIDUAL PIECES OR GROUPS OF PIECES.
    Place cardboard sheets between each layer.
    To eliminate the need for cardboard, you can crisscross the groups of reports or statements.
    DO NOT PLACE LAYERS OF PAPER OR CARDBOARD BETWEEN INDIVIDUAL REPORTS.

-   USING SKIDS:
    Place only one type of material on each skid. If you load cartons on a skid, each carton should contain the same number of pieces.

    Maximum skid size:    40" x 48"
    Maximum height:       54" - including pallet
    Maximum weight:       3,000 lbs.

    Pallet must be forklift accessible on the 40" side.
    Pallet should be stretch-wrapped to prevent spillage of contents.

-   USING SKID PACKS OR POWER PACKS:
    Most printers are able to wrap material neatly and securely on skids without using cartons. We strongly recommend this packing method, especially for clients with shareholder bases of more than 40,000. Please do not shrink-wrap material in bundles.

    Skid packs, also known as Power packs or Gaylords, cut expenses and processing time. Unnecessary cartons cost money, delay processing and must be disposed of for recycling. Skid packs can be used for nearly any kind of mailing enclosure, including quarterly and annual reports, proxy statements and newsletters.

    USING SKID PACKS OR POWER PACKS (CONTINUED) :

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    Ship only 90% of your material on skid packs. Ship the remaining 10% in cartons. We will use the skid packs first for better inventory control and easier return shipping of leftover material.

    Have your printer stretch-wrap the cardboard sides of each skid pack for added protection against inclement weather. (Don't shrink-wrap individual items or bundles of items.)

- SURPLUS MATERIAL: We regret that we do not have warehousing facilities to store surplus material after your mail date. Please let your client service team know before your mailing whether you would like us to dispose of your material or ship it back at your expense. Special arrangements can be made by contacting your client services team.

                            SKU NUMBER INFORMATION

WHAT IS A SKU NUMBER?
    A SKU number is a unique Stock Keeping Unit Number assigned and printed on each different type of material mailed. It is anticipated that all print vendors will begin incorporating unique and different Stock Keeping Unit Numbers on all material delivered to Print/Mail locations.

WHY UTILIZE SKU NUMBERS?
    In an effort to continuously improve service to our mutual clients, enhanced quality control practices for inventory tracking purposes have been implemented at Print/Mail locations. Improved client specific inventory tracking is made possible through the identification of a unique stock tracking number by printers.

WHO ASSIGNS THE SKU NUMBER?
    The recommended SKU Number pattern is as follows: Company number or Issue ID (client identification numbers) followed by the specific material abbreviation, and the current year. This number will be communicated by the client for whom the material is being printed, and assigned by the Account Administrator at EquiServe. If you need additional information on a SKU Number, please contact the Account Administrator at EquiServe (781) 575-2000.

    SAMPLE SKU NUMBER PATTERNS:
    THE ABC COMPANY 2002 ANNUAL REPORT           "0707-AR-02"
XYZ COMPANY FINANCIAL 2002 PROXY STATEMENT       "XYZCM-PS-02"

 ARE THERE SPECIFIC LIMITATIONS AND PRINTING CONSIDERATIONS? YES!
-   CHARACTER LIMITATION OF 15 SPACES.
-   DASHES RECOMMENDED (TO BETTER SEPARATE KEY INFORMATION).
-   EACH DASH REPRESENTS A CHARACTER LIMITATION.
-   POSITION OF NUMBER:
           BOOKLET STYLE MATERIAL; reverse side of document, lower right corner. ONE PAGE MATERIAL; front of document, lower right corner.

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